Exhibit 10.24

CARRIAGE SERVICES, INC.

(“Carriage”)

Director Compensation Policy

(Revised March 5, 2012)

1.	Definitions.

A. Independent Director – Any Carriage director who meets the independence requirements of the New York Stock Exchange (or such other exchange or quotation system upon which the shares of its Common Stock are listed or quoted).

B. Management Director—Any Carriage director who does not qualify as an Independent Director. No Management Director shall receive compensation pursuant to this policy.

2.	Retainer.

A. Generally. Each Independent Director is entitled to an annual retainer of $40,000, payable in quarterly installments of $10,000 each at the end of each quarter. The amount of the retainer is subject to proration if the individual is an Independent Director eligible to receive the retainer for less than the full period in question.

B. Lead Director. The Lead Director shall be entitled to an annual retainer of $115,000, payable in quarterly installments of $28,750 each at the end of each quarter. The amount of the retainer is subject to proration if the individual is a Lead Director eligible to receive the retainer for less than the full period in question.

C. Audit Committee Chair. The Chair of the Audit Committee will receive an annual retainer of $17,500.

D. Other Committee Chair. The Chair of each of the Corporate Governance/Nominating Committee, Compensation Committee, and Executive Committee will receive an annual retainer of $15,000.

E. Annual retainers (B, C & D) shall be payable on the date set by the Compensation Committee at their first meeting of each year for the services provided during the succeeding 12 months.

3.	Attendance at Board Meetings.

A. Attendance at Full Board Meetings. Each Independent Director will receive $2,000 per regular or special meeting of the full Board of Directors attended in person or by telephone.

Director Compensation Policy

Applicable 3/5/2012

B. Attendance at Committee Meetings.

i.	Audit Committee. The Audit Committee Chairman and each member will receive $2,000 for each regular or special meeting of the Audit Committee attended in person or by telephone.

ii.	Other Committees. For the Corporate Governance/Nominating Committee, and Compensation Committee, each Committee Chairman and each member will receive $1,600 for each regular or special meeting attended in person or by telephone. For the Executive Committee, the Independent Committee Chairman and each Independent member will receive $2,000 for each regular or special meeting attended in person or by telephone.

C. Reimbursement. All Directors are entitled to be reimbursed for reasonable out-of-pocket travel and lodging expenses in attending Board meetings (full and Committee) in person, in accordance with Carriage’s travel and entertainment policies.

D. All meeting fees and reimbursement shall be made at the end of the quarter in which the meeting was held and the request for reimbursement made.

4.	Stock Grant Upon New Directorship. Any new Independent Director will receive upon admission to the Board a grant of $100,000 in restricted shares of Carriage’s Common Stock, $.01 par value (“Common Stock”). The number of shares of such Common Stock shall be determined by dividing the $100,000 by the closing price of Carriage’s Common Stock on the date of grant, which shall be the date of admission to the Board. Such Common Stock, shall vest (based on continued service on the Board) 50% immediately and 25% on the first and second anniversaries of admission.

5.	Annual Stock Grants. At the close of business on the date of the annual meeting, each Independent Director will receive a grant of $75,000 in restricted shares of Carriage’s Common Stock, $.01 par value (“Common Stock”). The number of shares of such Common Stock shall be determined by dividing the $75,000 by the closing price of Carriage’s Common Stock on the date of grant, subject to the terms and conditions of any incentive plan adopted by Carriage and approved by its stockholders that provide for such grants (“Incentive Plan”).

6.	Registration. It is intended that Common Stock issued under Paragraphs 4 or 5 hereof will be registered under federal and state securities laws in accordance with any Registration Statement which is filed and becomes effective in connection with any Incentive Plan under which such Common Stock is issued.

7.	Effectiveness. This Policy becomes effective immediately and applies to meetings attended March 5, 2012 and thereafter.

Director Compensation Policy

Applicable 3/5/2012